MATEC Corporation and Subsidiaries                            Exhibit 11
Calculation of Earnings Per Share
(amounts in thousands, except per share data)

                                                    Years Ended December 31,
                                                    1995      1994      1993
                                                  -------   -------   -------
Net earnings (loss):
 Continuing operations:
  Net earnings (loss) before cumulative effect
   of accounting change ........................  $   303   $  (114)  $(1,153)
 Discontinued operations:
  Net earnings .................................        -         -       218
  Gain on disposal .............................        -         -     1,068
                                                  -------   -------   -------
 Net earnings (loss) before cumulative effect
  of accounting change .........................      303      (114)      133
 Cumulative effect of accounting change ........        -         -       135
                                                  -------   -------   -------
 Net earnings (loss) ...........................  $   303   $  (114)  $   268
                                                  =======   =======   =======

CALCULATION OF PRIMARY EARNINGS (LOSS) PER SHARE:
 Weighted average common shares outstanding ....    2,765     2,765     2,884
 Increase from assumed exercise of stock options
  and investment of proceeds in treasury stock,
  based upon average market prices (A) .........       30         -        19
                                                    -----     -----     -----
 Average common stock and common equivalent
  shares outstanding (B) .......................    2,795     2,765     2,903
                                                    =====     =====     =====

 Net earnings (loss) per common and common
  equivalent share: (C)
  Continuing operations:
   Earnings (loss) before cumulative effect of
    accounting change ..........................    $ .11     $(.04)    $(.40)
  Discontinued operations:
   Earnings ....................................        -         -       .07
   Gain on disposal ............................        -         -       .37
  Cumulative effect of accounting change .......        -         -       .05
                                                    -----     -----     -----
                                                    $ .11     $(.04)    $ .09
                                                    =====     =====     =====

(A) In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.
(B) The effect of the outstanding warrants is excluded since they do not meet either test of paragraph 37 of APB Opinion No. 15.
(C) Dilution from stock options is less than 3%, therefore primary earnings per share is based on the weighted average number of shares outstanding.





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 MATEC Corporation and Subsidiaries                            Exhibit 11
Calculation of Earnings Per Share
(amounts in thousands, except per share data)

                                                    Years Ended December 31,
                                                    1995      1994      1993
                                                  -------   -------   -------
Net earnings (loss):
 Continuing operations:
  Net earnings (loss) before cumulative effect
   of accounting change ........................  $   303   $  (114)  $(1,153)
 Discontinued operations:
  Net earnings .................................        -         -       218
  Gain on disposal .............................        -         -     1,068
                                                  -------   -------   -------
 Net earnings (loss) before cumulative effect
  of accounting change .........................      303      (114)      133
 Cumulative effect of accounting change ........        -         -       135
                                                  -------   -------   -------
 Net earnings (loss) ...........................  $   303   $  (114)  $   268
                                                  =======   =======   =======

CALCULATION OF FULLY DILUTED EARNINGS (LOSS) PER SHARE:
 Weighted average common shares outstanding ....    2,765     2,765     2,884
 Increase from assumed exercise of stock options
  and investment of proceeds in treasury stock,
  based upon the higher of average or
  quarter-end market prices ....................       33        28        20
                                                    -----     -----     -----
 Average common stock and common equivalent
  shares outstanding (A) .......................    2,798     2,793     2,904
                                                    =====     =====     =====

 Net earnings (loss) per common and common
  equivalent share assuming full dilution: (B)
  Continuing operations:
   Earnings (loss) before cumulative effect of
    accounting change ..........................    $ .11     $(.04)    $(.40)
  Discontinued operations:
   Earnings ....................................        -         -       .07
   Gain on disposal ............................        -         -       .37
  Cumulative effect of accounting change .......        -         -       .05
                                                    -----     -----     -----
                                                    $ .11     $(.04)    $ .09
                                                    =====     =====     =====

(A) The effect of the outstanding warrants is excluded since they do not meet either test of paragraph 37 of APB Opinion No. 15.
(B) Dilution is less than 3%, therefore the primary basis was used for per share calculations.


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